Exhibit 99.1

Brooks Automation Reports Results of its Third Quarter of Fiscal 2020, Ended June 30, 2020, and Announces Quarterly Cash Dividend

Continued Revenue Growth and Earnings Expansion on Solid Execution Across Both Segments

CHELMSFORD, Mass., July 30, 2020 (PR Newswire) -- Brooks Automation, Inc. (Nasdaq: BRKS) today reported financial results for the third fiscal quarter, ended June 30, 2020.

Financial Results Summary

	Quarter Ended
Dollars in millions, except per share data	June 30,	March 31,	June 30,	Change vs.
	2020	2020	2019	Prior Qtr	Prior Year
Revenue	$220	$220	$204	0%	8%
Semiconductor Solutions	$127	$125	$116	2%	9%
Life Sciences	$93	$95	$88	(2)%	6%

Diluted EPS Continuing Operations	$0.19	$0.12	$0.01	49%	N/M
Diluted EPS Total	$0.19	$0.12	$0.10	50%	85%

Non-GAAP Diluted EPS Continuing Operations	$0.32	$0.25	$0.20	26%	60%

Management Comments

“Despite the current environment’s headwinds, we delivered a strong performance in the quarter,” commented Steve Schwartz, president and CEO. “Our Life Sciences business witnessed robust demand for its sample management offerings and gene synthesis services. Due to many customer lab closures around the world, our gene sequencing business had a slow start to the quarter but has steadily increased and is now approaching pre-COVID levels. We continue to see a ramp in Semiconductor with increased demand for both automation systems and robots. The real story here is about the relentless team of Brooks employees working through the most difficult of environments without missing a beat!”

Summary of GAAP Results for Continuing Operations

●	Revenue for the third fiscal quarter was $220 million, up 8% year over year. Diluted EPS from continuing operations was $0.19 per share compared to $0.01 per share in the third quarter of 2019.
●	Life Sciences revenue of $93 million grew 6% year over year and was down 2% sequentially. Year-over-year organic growth was 5%, led by consumables, instruments, and storage services. GENEWIZ revenue declined 9% sequentially but remained 1% above the third quarter 2019 revenue.
●	Semiconductor Solutions revenue was $127 million, an increase of 9% year over year and 2% sequentially.
●	GAAP operating income was $19 million, compared to $16 million in the third quarter of 2019. GAAP operating margin at 8.7% was 60 basis points higher year over year and 210 basis points higher sequentially.

●	Net interest expense was $0.8 million for the quarter, a $7.1 million reduction from the third quarter of 2019.

Summary of Non-GAAP Results for Continuing Operations

●	Diluted EPS from continuing operations for the third quarter was $0.32, up 26% from the second quarter of 2020 and up 60% over the prior year.
●	Operating income was $30 million, an increase of 15% sequentially and year over year. Operating margin was 13.5%, up 180 basis points sequentially and 80 basis points year over year. The margin expansion was driven primarily by stronger gross margin.
●	Gross margin was 43.5%, an increase of 130 basis points sequentially and 110 basis points year over year. Gross margin expansion in both segments, Life Sciences and Semiconductor Solutions, drove the improvement year over year, while the sequential momentum was driven by the Semiconductor business.
●	Life Sciences operating margin was 7.1%, approximately flat year over year and lower by 150 basis points from the prior quarter. Gross margin performance of 44.6%, up 140 basis points year over year and lower by 120 basis points sequentially, was the primary driver. The Life Sciences Products business reported 40 basis points of improvement sequentially but was more than offset by the lower margins of the Life Sciences Services business.
●	Semiconductor Solutions operating margin was 18.4%, an increase of 100 basis points from the prior year and up 510 basis points from the second quarter of 2020. Gross margin of 42.7%, up 100 basis points year over year and 320 basis points sequentially, was the primary driver of operating margin expansion.
●	Adjusted EBITDA was $40 million, up 12% from the third quarter of 2019 and 16% sequentially.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Cash and Liquidity

●	Cash flow from operations was $26 million for the quarter and on a year-to-date basis, and cash flow from operations, excluding the $92 million tax payment made in the second quarter on the gain on the sale of the Semiconductor cryogenics business, was $78 million, an increase of $19 million from the same period the prior year.
●	The Company ended the third quarter with a total balance of cash, cash equivalents, restricted cash, and marketable securities of $263 million. With total debt of $51 million, net cash was $212 million.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on September 25, 2020 to stockholders of record on September 4, 2020. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Fourth Quarter Fiscal 2020

The Company announced revenue and earnings guidance for the fourth quarter of fiscal 2020. Revenue is expected to be in the range of $229 million to $241 million and non-GAAP diluted earnings per share is expected to be in the range of $0.32 to $0.40. GAAP diluted earnings per share for the fourth fiscal quarter is expected to be in the range of $0.19 to $0.27.

Conference Call and Webcast

Brooks management will webcast its third quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.investorroom.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-754-1366 (US & Canada only) or +1-212-231-2930 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analysis provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following: the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally, the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

About Brooks Automation
Brooks (Nasdaq: BRKS) is a leading provider of life science sample-based solutions and semiconductor manufacturing solutions worldwide. The Company’s Life Sciences business provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry’s top pharmaceutical, biotech, academic and healthcare institutions globally.  Brooks Life Sciences’ GENEWIZ division is a leading provider of DNA gene sequencing and gene synthesis services. With over 40 years as a partner to the semiconductor manufacturing industry, Brooks is a provider of industry-leading precision vacuum robotics, integrated automation systems and contamination control solutions to the world’s leading semiconductor chip makers and equipment manufacturers.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, visit www.brooks.com.

INVESTOR CONTACTS:
Mark Namaroff

Director, Investor Relations

Brooks Automation

978.262.2635

mark.namaroff@brooks.com

Sherry Dinsmore
Brooks Automation
978.262.2400
sherry.dinsmore@brooks.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue
Products	$142,323	$128,397	$413,329	$381,827
Services	78,027	75,483	237,748	199,810
Total revenue	220,350	203,880	651,077	581,637
Cost of revenue
Products	81,989	77,203	245,930	229,580
Services	45,573	43,167	137,092	115,951
Total cost of revenue	127,562	120,370	383,022	345,531
Gross profit	92,788	83,510	268,055	236,106
Operating expenses
Research and development	14,004	14,235	43,727	41,485
Selling, general and administrative	59,714	52,596	178,866	158,509
Restructuring charges	(29)	256	1,125	685
Total operating expenses	73,689	67,087	223,718	200,679
Operating income	19,099	16,423	44,337	35,427
Interest income	29	108	865	847
Interest expense	(810)	(8,041)	(2,265)	(21,348)
Loss on extinguishment of debt	—	—	—	(9,051)
Other income (expenses), net	498	(309)	(1,318)	(1,116)
Income before income taxes	18,816	8,181	41,619	4,759
Income tax benefit	5,120	7,260	5,557	400
Income from continuing operations	13,696	921	36,062	4,359
Income (loss) from discontinued operations, net of tax	—	6,333	(182)	20,731
Net income	$13,696	$7,254	$35,880	$25,090
Basic net income per share:
Income from continuing operations	$0.19	$0.01	$0.48	$0.06
Income (loss) from discontinued operations, net of tax	-	0.09	(0.00)	0.29
Basic net income per share	$0.19	$0.10	$0.49	$0.35
Diluted net income per share:
Income from continuing operations	$0.19	$0.01	$0.49	$0.06
Income (loss) from discontinued operations, net of tax	-	0.09	(0.00)	0.29
Diluted net income per share	$0.19	$0.10	$0.49	$0.35

Weighted average shares outstanding used in computing net income per share:
Basic	73,759	72,188	73,473	71,903
Diluted	73,860	72,470	73,766	72,313

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	June 30,	September 30,
	2020	2019

Assets
Current assets
Cash and cash equivalents	$256,633	$301,642
Marketable securities	136	34,124
Accounts receivable, net	183,167	165,602
Inventories	117,686	99,445
Prepaid expenses and other current assets	44,389	46,332
Total current assets	602,011	647,145
Property, plant and equipment, net	111,416	100,669
Long-term marketable securities	2,939	2,845
Long-term deferred tax assets	3,489	5,064
Goodwill	500,062	488,602
Intangible assets, net	226,623	251,168
Other assets	57,377	20,506
Total assets	$1,503,917	$1,515,999
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long-term debt	$828	$829
Accounts payable	70,344	58,919
Deferred revenue	31,162	29,435
Accrued warranty and retrofit costs	7,881	7,175
Accrued compensation and benefits	33,847	31,375
Accrued restructuring costs	437	1,040
Accrued income taxes payable	16,253	99,263
Accrued expenses and other current liabilities	45,053	44,234
Total current liabilities	205,805	272,270
Long-term debt	49,563	50,315
Long-term tax reserves	19,609	18,274
Long-term deferred tax liabilities	10,613	20,636
Long-term pension liabilities	5,724	5,338
Long-term operating lease liabilities	29,280	—
Other long-term liabilities	8,470	10,212
Total liabilities	329,064	377,045
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 87,222,115 shares issued and 73,760,246 shares outstanding at June 30, 2020, 85,759,700 shares issued and 72,297,831 shares outstanding at September 30, 2019	872	857
Additional paid-in capital	1,936,619	1,921,954
Accumulated other comprehensive income	10,977	3,511
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(572,659)	(586,412)
Total stockholders' equity	1,174,853	1,138,954
Total liabilities and stockholders' equity	$1,503,917	$1,515,999

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended
	June 30,
	2020	2019
Cash flows from operating activities
Net income	$35,880	$25,090
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,760	40,429
Impairment of property, plant and equipment	301	—
Stock-based compensation	12,348	15,172
Amortization of premium on marketable securities and deferred financing costs	177	766
Earnings of equity method investments	—	(4,876)
Deferred income taxes	(9,319)	(9,207)
Loss on extinguishment of debt	—	9,051
Other gains on disposals of assets	163	156
Loss on sale of divestiture, net of tax	319	—
Taxes paid stemming from divestiture	(91,500)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(15,719)	(6,456)
Inventories	(17,695)	(6,431)
Prepaid expenses and current assets	12,554	2,109
Accounts payable	11,032	(6,761)
Deferred revenue	214	4,959
Accrued warranty and retrofit costs	580	1,022
Accrued compensation and tax withholdings	1,928	(9,404)
Accrued restructuring costs	(609)	(361)
Proceeds from recovery on insurance claim	—	1,082
Accrued expenses and current liabilities	(4,347)	1,901
Net cash (used in) provided by operating activities	(13,933)	58,241
Cash flows from investing activities
Purchases of property, plant and equipment	(29,685)	(15,548)
Purchases of marketable securities	(10,843)	(1,290)
Sales of marketable securities	2,492	48,904
Maturities of marketable securities	42,226	2,557
Acquisitions, net of cash acquired	(15,743)	(442,704)
Purchase of other investment	(1,000)	—
Net cash used in investing activities	(12,553)	(408,081)
Cash flows from financing activities
Proceeds from term loans, net of discount	—	686,386
Proceeds from issuance of common stock	2,332	1,548
Payments of financing costs	—	(687)
Principal payments on debt	(828)	(354,940)
Payments of capital leases	(957)	(849)
Common stock dividends paid	(22,127)	(21,658)
Net cash (used in) provided by financing activities	(21,580)	309,800
Effects of exchange rate changes on cash and cash equivalents	3,095	(816)
Net decrease in cash and cash equivalents	(44,971)	(40,856)
Cash and cash equivalents and restricted cash, beginning of period	305,171	197,708
Cash and cash equivalents and restricted cash, end of period	$260,200	$156,852

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$256,633	$156,802
Restricted cash included in prepaid expenses and other current assets	3,567	50
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$260,200	$156,852

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	June 30, 2020		March 31, 2020		June 30, 2019
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net income from continuing operations	$13,696	$0.19	$9,192	$0.12	$921	$0.01
Adjustments:
Amortization of intangible assets	10,390	0.14	10,355	0.14	9,050	0.12
Restructuring charges	(29)	(0.00)	578	0.01	256	0.00
Loss on extinguishment of debt	—	—	—	—	—	—
Merger costs	10	0.00	279	0.00	156	0.00
Restructuring related charges	301	0.00	—	—	—	—
Tax Reform (1)	—	—	—	—	4,281	0.06
Tax adjustments (1)	1,502	0.02	1,046	0.01	974	0.01
Tax effect of adjustments	(2,561)	(0.03)	(2,997)	(0.04)	(1,345)	(0.02)
Non-GAAP adjusted net income from continuing operations	$23,309	$0.32	$18,453	$0.25	$14,293	$0.20
Stock based compensation, pre-tax	3,725	0.05	4,214	0.06	5,277	0.07
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	3,166	0.04	3,582	0.05	4,485	0.06
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$26,475	$0.36	$22,035	$0.30	$18,778	$0.26

Shares used in computing non-GAAP diluted net income per share	—	73,860	—	73,789	—	72,470

	Nine Months Ended
	June 30, 2020		June 30, 2019
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net income from continuing operations	$36,062	$0.49	$4,359	$0.06
Adjustments:			—
Purchase accounting impact on inventory and contracts acquired	—	—	184	0.00
Amortization of intangible assets	31,331	0.42	26,230	0.36
Restructuring related charges	301		—
Restructuring charges	1,125	0.02	685	0.01
Loss on extinguishment of debt	—	—	9,051	0.13
Merger costs	484	0.01	6,546	0.09
Tax Reform - rate change applied to deferred tax liabilities (2)	—	—	1,796	0.02
Tax adjustments (1)	(2,789)	(0.04)	(1,275)	(0.02)
Tax effect of adjustments	(8,113)	(0.11)	(9,122)	(0.13)
Non-GAAP adjusted net income from continuing operations	$58,401	$0.79	$38,454	$0.53
Stock-based compensation, pre-tax	12,348	0.17	14,574	0.20
Tax rate	15%	—	15%	—
Stock-based compensation, net of tax	10,496	$0.14	12,388	0.17
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$68,897	$0.93	$50,842	$0.70

Shares used in computing non-GAAP diluted net income per share	—	73,766	—	72,313

(1)	The Company elected to apply the tax benefit related to the stock compensation windfall realized in the quarters ended December 31, 2019 and 2018 to the non-GAAP full year tax rate. The Company elected to exclude a deferred tax benefit realized in the three month period ended December 31, 2019 related to the extension of the 15 percent tax rate incentive in China.

(2)	Adjustments are related to U.S. Federal Tax Reform Transition Tax.

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2020	2020	2019	2020	2019
GAAP net income	$13,696	$9,127	$7,254	$35,880	$25,090
Adjustments:
Less: Loss (income) from discontinued operations	—	65	(6,333)	182	(20,731)
Less: Interest income	(29)	(137)	(108)	(865)	(847)
Add: Interest expense	810	718	8,041	2,265	21,348
Add: Income tax benefit	5,120	3,400	7,260	5,557	400
Add: Depreciation	6,290	6,247	5,037	18,429	14,196
Add: Amortization of completed technology	2,779	2,740	2,863	8,194	7,661
Add: Amortization of customer relationships and acquired intangible assets	7,611	7,615	6,187	23,137	18,569
Add: Loss on extinguishment of debt	—	—	—	—	9,051
Earnings before interest, taxes, depreciation and amortization	$36,277	$29,775	$30,201	$92,779	$74,737

	Quarter Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in thousands	2020	2020	2019	2020	2019
Earnings before interest, taxes, depreciation and amortization	$36,277	$29,775	$30,201	$92,779	$74,737
Adjustments:
Add: Stock-based compensation	3,725	4,214	5,277	12,348	14,574
Add: Restructuring charges	(29)	578	256	1,125	685
Add: Restructuring related charges	301	—		301
Add: Purchase accounting impact on inventory and contracts acquired	—	—	—	—	184
Add: Merger costs	10	279	156	484	6,546
Adjusted earnings before interest, taxes, depreciation and amortization	$40,284	$34,846	$35,890	$107,037	$96,726

	Quarter Ended
Dollars in thousands	June 30, 2020		March 31, 2020		June 30, 2019
GAAP gross profit/margin percentage	$92,788	42.1%	$90,281	41.0%	$83,510	41.0%
Adjustments:
Amortization of completed technology	2,779	1.3	2,740	1.2	2,863	1.4
Restructuring related charges	301	0.1	—	0.0	—	0.0
Non-GAAP adjusted gross profit/gross margin percentage	$95,868	43.5%	$93,021	42.2%	$86,373	42.4%

	Nine Months Ended
Dollars in thousands	June 30, 2020		June 30, 2019
GAAP gross profit/margin percentage	$268,055	41.2%	$236,106	40.6%
Adjustments:
Amortization of completed technology	8,194	1.3	7,661	1.3
Purchase accounting impact on inventory and contracts acquired	—	—	184	0.0
Restructuring related charges	301	0.0	—	—
Non-GAAP adjusted gross profit/gross margin percentage	$276,550	42.5%	$243,951	41.9%

	Brooks Semiconductor Solutions Group
	Quarter Ended
Dollars in thousands	June 30, 2020		March 31, 2020		June 30, 2019
GAAP gross profit/margin percentage	$53,524	42.1%	$48,637	38.9%	$47,493	40.9%
Adjustments:
Amortization of completed technology	717	0.6	722	0.6	879	0.8
Non-GAAP adjusted gross profit/margin percentage	$54,241	42.7%	$49,359	39.5%	$48,372	41.7%

	Brooks Life Sciences
	Quarter Ended
Dollars in thousands	June 30, 2020		March 31, 2020		June 30, 2019
GAAP gross profit/margin percentage	$39,264	42.1%	$41,663	43.7%	$36,017	41.0%
Adjustments:
Amortization of completed technology	2,063	2.2	2,017	2.1	1,984	2.3
Restructuring related charges	301	0.3	—	—	—	—
Non-GAAP adjusted gross profit/margin percentage	$41,628	44.6%	$43,680	45.8%	$38,001	43.3%

	Brooks Semiconductor Solutions Group
	Nine Months Ended
Dollars in thousands	June 30, 2020		June 30, 2019
GAAP gross profit/margin percentage	$148,443	40.0%	$139,393	40.8%
Adjustments:
Amortization of completed technology	2,172	0.6	2,732	0.8
Purchase accounting impact on inventory and contracts acquired	—	—	184	0.1
Non-GAAP adjusted gross profit/margin percentage	$150,615	40.6%	$142,309	41.7%

	Brooks Life Sciences
	Nine Months Ended
Dollars in thousands	June 30, 2020		June 30, 2019
GAAP gross profit/margin percentage	$119,612	42.7%	$96,713	40.3%
Adjustments:
Amortization of completed technology	6,022	2.1	4,928	2.1
Restructuring related charges	301	0.1	—	—
Non-GAAP adjusted gross profit/margin percentage	$125,935	44.9%	$101,641	42.3%

	Brooks Semiconductor Solutions Group			Brooks Life Sciences			Total Segments
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2020	2020	2019	2020	2020	2019	2020	2020	2019
GAAP operating profit	$22,697	$15,984	$19,322	$4,227	$6,100	$4,202	$26,924	$22,084	$23,524
Adjustments:
Amortization of completed technology	717	722	879	2,063	2,017	1,984	2,780	2,739	2,863
Restructuring related charges	—	—	—	301	—	—	301	—	—
Non-GAAP adjusted operating profit	$23,414	$16,706	$20,201	$6,591	$8,117	$6,186	$30,005	$24,823	$26,387

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
Dollars in thousands	2020	2020	2019	2020	2020	2019	2020	2020	2019
GAAP operating profit (loss)	$26,924	$22,084	$23,524	$(7,825)	$(7,512)	$(7,101)	$19,099	$14,572	$16,423
Adjustments:
Amortization of completed technology	2,780	2,739	2,863	—	—	—	2,780	2,739	2,863
Amortization of customer relationships and acquired intangible assets	—	—	—	7,611	7,615	6,187	7,611	7,615	6,187
Restructuring charges	—	—	—	(29)	578	256	(29)	578	256
Merger costs	—	—	—	10	279	156	10	279	156
Restructuring related charges	301	—	—	—	—		301	—	—
Non-GAAP adjusted operating profit (loss)	$30,005	$24,823	$26,387	$(233)	$960	$(502)	$29,772	$25,783	$25,885

	Brooks Semiconductor Solutions Group		Brooks Life Sciences		Total Segments
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP operating profit	$52,949	$53,450	$14,359	$8,936	$67,308	$62,386
Adjustments:
Amortization of completed technology	2,172	2,732	6,022	4,928	8,194	7,661
Purchase accounting impact on inventory and contracts acquired	—	184	—	—	—	184
Restructuring related charges	—	—	301	—	301	—
Non-GAAP adjusted operating profit	$55,121	$56,366	$20,682	$13,864	$75,803	$70,231

	Total Segments		Corporate		Total
	Nine Months Ended		Nine Months Ended		Nine Months Ended
Dollars in thousands	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP operating profit (loss)	$67,308	$62,386	$(22,971)	$(26,959)	$44,337	$35,427
Adjustments:
Amortization of completed technology	8,194	7,661	—	—	8,194	7,661
Amortization of customer relationships and acquired intangible assets	—	—	23,137	18,569	23,137	18,569
Restructuring charges	—	—	1,125	685	1,125	685
Purchase accounting impact on inventory and contracts acquired	—	184	—	—	—	184
Merger costs	—	—	484	6,546	484	6,546
Restructuring related charges	301	—	—	—	301	—
Non-GAAP adjusted operating profit (loss)	$75,803	$70,231	$1,775	$(1,159)	$77,578	$69,072